Exhibit 10.23

OMNIBUS WAIVER AND TERMINATION AGREEMENT

August 17, 2010

Reference is made to (i) the Common Stock and Warrant Purchase Agreement, dated January 29, 2007, by and among Avatech Solutions, Inc. (the “Company”) and the purchasers named therein (the “Purchasers”) (the “Stock Purchase Agreement”), (ii) the Investor Rights Agreement, dated January 29, 2007, among the Company and the Purchasers (the “Rights Agreement,” and together with the Stock Purchase Agreement the “Financing Agreements”); and (iii) the warrants to purchase the Company’s common stock, $0.01 par value per share (the “Common Stock”) sold to the Purchasers under the Stock Purchase Agreement (the “Warrants”).

This Omnibus Waiver and Termination Agreement (this “Omnibus Termination”) is made and entered into effective as of August 17, 2010 by and among the Company and the Purchasers.

RECITALS

WHEREAS, in connection with and as a condition to the completion of the acquisition by the Company of Rand Worldwide, Inc. (“RWW”) in a reverse merger transaction, pursuant to which the Company will issue shares of its Common Stock (the “Merger Shares”) to the sole stockholder of RWW (the “Strategic Transaction”), the Company and the Purchasers wish to terminate the Financing Agreements and to waive all rights arising thereunder prior to the date hereof (except for the rights arising under the Warrants, which are preserved as amended and restated as of the date hereof); and

WHEREAS, in connection with the Strategic Transaction, pursuant to a Registration Rights Agreement with the sole stockholder of RWW, the Company will agree to file a registration statement with the Securities and Exchange Commission within 75 days of the consummation of the Strategic Transaction to register the Merger Shares for resale (the “Registration Statement”); and

WHEREAS, in connection with the transactions contemplated herein, the Company and each of the Purchasers have agreed to amend and restate the Warrants; and

WHEREAS, in consideration of the terminations, waivers and amendments described above, the Company wishes to issue to the Purchasers certain shares of its Common Stock; and

WHEREAS, the undersigned represent all of the parties to the Financing Agreements; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. Waiver under Financing Agreements. Each of the undersigned Purchasers hereby waives any rights, including, without limitation, any of the rights set forth in Articles V and VII of the

Stock Purchase Agreement, arising as a result of or in connection with (i) any failures by the Company to comply with any of the provisions of either of the Financing Agreements prior to the date hereof; or (ii) the Strategic Transaction or the other transactions contemplated thereby.

2. Termination of Financing Agreements. The Financing Agreements are hereby terminated, and from and after the date hereof, the Financing Agreements shall be of no further force and effect, and each of the parties thereto shall be released and discharged from all duties and obligations thereunder.

3. Issuance of Common Stock. In consideration of the covenants and agreements set forth in Sections 1 and 2 hereof, the Company hereby agrees to issue to each Purchaser that number of shares of Common Stock set forth on Schedule I hereto upon receipt of an investor representation letter from each Purchaser in the form attached hereto as Exhibit A.

4. Piggy-Back Registration. The Company shall include and register for resale in the Registration Statement (i) the shares of Common Stock issued to the Purchasers pursuant to Section 3 hereof and (ii) the Registrable Securities (as defined in the Rights Agreement); provided, however, that the Company shall not be required to include and register any of such securities that are eligible for resale without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended.

5. Miscellaneous. This Omnibus Termination may be executed in two or more counterparts, and shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States applicable therein (without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a Delaware contract.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Waiver and Termination Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

COMPANY:

AVATECH SOLUTIONS, INC.

By:	/s/ Lawrence Rychlak
Name:	Lawrence Rychlak
Title:	President and Chief Financial Officer

PURCHASERS:

SIGMA OPPORTUNITY FUND, LLC
By: Sigma Capital Advisors, LLC, as managing member

By:	/s/ Thom Waye
Name:	Thom Waye
Title:	Managing Member

/s/ Garnett Y. Clark, Jr.
Garnett Y. Clark, Jr.

/s/ Robert Post
Robert Post

/s/ George Davis
George Davis

[SIGNATURE PAGE TO OMNIBUS WAIVER AND TERMINATION AGREEMENT – 2007 COMMON STOCK AND

WARRANT PURCHASE AGREEMENT AND INVESTOR RIGHTS AGREEMENT]

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Schedule I

Purchaser	Number of Shares of Common Stock
Sigma Opportunity Fund, LLC	186,719
Garnett Y. Clark, Jr.	3,112
Robert Post	3,112
George Davis	12,448
Total:	205,391

I-1

Exhibit A

August 17, 2010

Avatech Solutions, Inc.

10715 Red Run Boulevard, Suite 101

Owings Mills, Maryland 21117

Attention: Corporate Secretary

Ladies and Gentlemen:

This letter agreement is being furnished to Avatech Solutions, Inc., a Delaware corporation (the “Company”), in connection with the execution and delivery of that certain Omnibus Waiver and Termination Agreement of even date herewith (the “Termination Agreement”) by the undersigned purchasers (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

R.1 Each of the Purchasers purchased shares of common stock of the Company (the “Common Stock”) pursuant to that certain Common Stock and Warrant Purchase Agreement, dated as of January 29, 2007 (the “Purchase Agreement”), by and among the Company and the Purchasers.

R.2 In connection with and as a condition to the completion of the acquisition by the Company of Rand Worldwide, Inc. (“RWW”) in a reverse merger transaction pursuant to which the Company will issue shares of its Common Stock to the sole stockholder of RWW (the “Strategic Transaction”), the Company and the Purchasers have agreed to terminate the Purchase Agreement and the related Investor Rights Agreement and to waive all rights arising thereunder prior to the date hereof, including with respect to the Strategic Transaction, pursuant to the Termination Agreement.

R.2 The Termination Agreement provides that the Company will issue shares of its Common Stock (the “Additional Shares”) to the Purchasers in the amounts set forth in Schedule 1 hereto in consideration for the agreements and covenants contained therein.

R.3 The Purchasers desire to make certain representations and warranties to the Company, and to make certain agreements, as a condition to receiving the Additional Shares.

REPRESENTATIONS, ACKNOWLEDGEMENTS AND COVENANTS

1. Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Corporation that each of its representations and warranties made in Sections 4.1, 4.3, 4.4, 4.5, 4.6 and 4.7 of the Purchase Agreement is true, complete and accurate in all material respects as if made on the date hereof. A copy of these representations and warranties is attached hereto as Exhibit A.

2. Acknowledgments. Each Purchaser hereby acknowledges and understands that:

(a)(i) The Additional Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or any applicable State securities laws (the “State Acts”), (ii) the Corporation has not agreed to register the Additional Shares for distribution in accordance with the provisions of the Act and the State Acts or agreed to comply with any exemption under the Act and the State Acts for the transfer of the Shares, and (iii) the Additional Shares may not be offered or sold in the United States or to U.S. persons unless registered under the Act, or pursuant to an exemption from the registration requirements of the Act.

(b) By virtue of certain rules governing the resale of “restricted securities” (and each Purchaser acknowledges that the Additional Shares are “restricted securities” within the meaning of the rules and regulations under the Act), each Purchaser may be required to hold the Additional Shares issued to such Purchaser (the “Purchaser’s Shares”) for a period of not less than six months before any sale or other disposition of the Purchaser’s Shares may take place, and even then such Purchaser may sell or otherwise dispose of the Purchaser’s Shares only upon the issuance of an opinion of counsel to the Corporation that the Purchaser’s Shares intended to be sold or disposed of may be sold or disposed of without registration under the Act or the State Acts.

(c) The Purchaser is solely responsible for compliance with the laws (including, without limitation, securities laws) of any jurisdiction outside of the United States and is not relying on the Corporation to comply with such laws.

(d) The Corporation will refuse to register any transfer of all or any portion of the Purchaser’s Shares unless made pursuant to registration under the Act or any available exemption from registration under the Act.

3. Covenants. Each Purchaser agrees that it will not take, or cause to be taken, any action with respect to the Purchaser’s Shares that would cause such Purchaser to be deemed an “underwriter” as defined in Section 2(11) of the Securities Act. Without limiting the foregoing, each Purchaser agrees that it will not sell or otherwise transfer the Purchaser’s Shares unless they are registered under the Act and the securities acts of any other appropriate jurisdiction, unless an exemption from such registration is available.

4. Restrictive Legends. The Purchaser’s Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AVATECH SOLUTIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

5. Binding Effect; Successors and Assigns. This terms of this letter shall be binding upon the Purchasers and their respective successors and permitted assigns, and will inure to the benefit of the Corporation and its successors and assigns.

6. Miscellaneous.

(a) In this letter, the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa, as the context requires.

(b) Each provision of this letter shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this letter.

(c) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this letter as set forth in the text.

(d) Capitalized terms used but not defined herein or in the Schedules and Exhibits hereto shall have the meanings given such terms in the Purchase Agreement.

(e) This letter shall be construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

[SIGNATURES APPEAR ON NEXT PAGE]

[SIGNATURE PAGE]

PURCHASERS: SIGMA OPPORTUNITY FUND, LLC
By:	Sigma Capital Advisors, LLC, as managing member

By:
Name:	Thom Waye
Title:	Managing Member

Garnett Y. Clark, Jr.

George Davis

Robert Post

RECEIVED AND ACCEPTED THIS 17th DAY OF AUGUST, 2010.

AVATECH SOLUTIONS, INC.

By:
Name:	Lawrence Rychlak
Title:	President and Chief Financial Officer

SCHEDULE 1

ADDITIONAL SHARES

Purchaser	Number of Shares of Common Stock
Sigma Opportunity Fund, LLC	186,719
Garnett Y. Clark, Jr.	3,112
Robert Post	3,112
George Davis	12,448
Total:	205,391

EXHIBIT A

REPRESENTATIONS AND WARRANTIES

ARTICLE IV—REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, for itself only, hereby severally and not jointly, represents and warrants to the Seller as follows:

4.1 Existence and Power. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of such Purchaser’s organization. The Purchaser has all powers required to carry on such Purchaser’s business as now conducted.

4.2 [Intentionally Omitted].

4.3 Investment. The Purchaser is acquiring the securities described herein for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, the Purchaser does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser is aware that none of the securities has been registered under the Securities Act or under applicable state securities or blue sky laws. The Purchaser is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act (including without limitation, if the Purchaser is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and a self-directed plan, then investment decisions are made solely by persons that are “Accredited Investors”).

4.4 Reliance on Exemptions. The Purchaser understands that the Shares and Warrants are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the securities.

4.5 Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the securities and, at the present time, is able to afford a complete loss of such investment.

4.6 General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.7 Residence. The Purchaser, if a U.S. investor, is a resident of the U.S. state indicated in the address specified on such Purchaser’s signature page attached hereto.